As filed with the Securities and Exchange Commission on August 9, 2019
Registration No. 333-[________]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
SILVERBOW RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	575 North Dairy Ashford, Suite 1200 Houston, Texas 77079	20-3940661
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
_________________

SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN
(Full title of the plan)
Christopher M. Abundis
Senior Vice President, General Counsel & Secretary
SilverBow Resources, Inc.
575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
Telephone: (281) 874-2700
(Name, address and telephone number of agent for service)

Copies to:
Michael Telle Vinson & Elkins LLP 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Annie Foley Senior Counsel-Corporate & Assistant Secretary SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 (281) 874-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller Reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)(4)	Proposed maximum aggregate offering price (3)(4)	Amount of registration fee (4)
Common Stock, $0.01 par value per share	825,000 shares	$9.02	$7,437,375	$901.41

(1)	Represents 825,000 additional shares issuable under the SilverBow Resources, Inc. 2016 Equity Incentive Plan (as amended from time to time, the “Plan”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include an indeterminate number of additional shares that may become issuable pursuant to the adjustment provisions of the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The price for the shares of common stock being registered hereby is based on a price of $9.02, which is the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on August 6, 2019.

(4)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 825,000 shares reserved for issuance under the Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of SilverBow Resources, Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 825,000 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued under the Plan. Such shares of Common Stock became available for issuance under the Plan pursuant to the Second Amendment to the Plan, which was approved by the Company’s shareholders on May 21, 2019.

As permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on April 27, 2016 (Registration No. 333-210936) and May 26, 2017 (Registration No. 333-218246).

We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•	Our Annual Report on Form 10-K (File No. 001-08754) for the year ended December 31, 2018, filed February 28, 2019;

•	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2019, (File No. 001-08754), filed May 9, 2019, and for the period ended June 30, 2019, (File No. 001-08754), filed August 9, 2019;

•
Our Current Reports on Form 8-K (File No. 001-08754), filed with the Commission on April 8, 2019 (Items 5.02 and 9.01); and (File No. 001-08574), filed with the Commission on May 22, 2019 (Items 5.02, 5.07 and 9.01); and

•
The description of the Common Stock included in our Form 8-A (File No. 001-08754) filed with the Commission on May 2, 2017, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibits Index to this Registration Statement, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on August 9, 2019.
SILVERBOW RESOURCES, INC.

/s/ Sean C. Woolverton

Name:    Sean C. Woolverton

Title:	Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Christopher M. Abundis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sean C. Woolverton Sean C. Woolverton	Chief Executive Officer (principal executive officer)	August 9, 2019
/s/ G. Gleeson Van Riet G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer (principal financial officer)	August 9, 2019
/s/ Gary G. Buchta Gary G. Buchta	Controller (principal accounting officer)	August 9, 2019
/s/ Marcus C. Rowland Marcus C. Rowland	Chairman of the Board	August 9, 2019
/s/ Michael Duginski Michael Duginski	Director	August 9, 2019
/s/ Gabriel L. Ellisor Gabriel L. Ellisor	Director	August 9, 2019
/s/ David Geenberg David Geenberg	Director	August 9, 2019
/s/ Christoph O. Majeske Christoph O. Majeske	Director	August 9, 2019
/s/ Charles W. Wampler Charles W. Wampler	Director	August 9, 2019

EXHIBIT INDEX

Exhibit Number	Description

4.1	SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 4.1 to the Company’s S-8 Registration Statement, filed April 27, 2016).
4.2	Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed May 5, 2017).
4.3	First Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed May 17, 2017).
4.4	Second Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed May 22, 2019).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of BDO USA, LLP
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

*filed herewith.